MEMORANDUM OF UNDERSTANDING
FOR STOCK PURCHASE

This Memorandum of Understanding for the purchase of all the outstanding common stock of American Design Group, Inc., a California company (“ADGI” or the “Company”) the Sellers listed on the signature page (each a “Seller and collectively, the “Sellers”) by Legal Access Technologies, Inc., a Nevada company (“LATI”) is entered into effective this 9th day of September 2003.
WHEREAS, the Sellers own all of the issued and outstanding capital stock, par value $0.001 per share of ADGI (the “Common Stock”) .

WHEREAS, the Buyer has authorized for issuance the number of shares of common stock, par value $0.001 per share (the “LATI Shares”), set forth herein to be delivered to the Sellers.

WHEREAS, the Sellers wish to sell, and the Buyer wishes to purchase, the Common Stock.

NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the Parties approve and adopt this Memorandum of Understanding subject to the covenant and conditions contained herein and in a final integrated agreement to be negotiated by the parties by September 15, 2003.

1.    Shares Acquired. In consideration of the issuance of 4,360,000 LATI Shares and in reliance on the representations, warranties and undertakings of the Buyer to be contained in a final integrated agreement between the parties, each Seller will sell and transfer to Buyer on the Closing Date, and Buyer shall purchase from each Seller, all of their ADGI Common Stock free and clear of all liens, claims, pledges, charges, agreements, and encumbrances of any kind whatsoever ("Liens"). This ADGI common stock shall represent all of the capital stock of the Company.

2.     Consideration. In consideration of the transfer of the ADGI Common Stock to Buyer and in reliance on the representations, warranties and undertakings of the Sellers contained in a final integrated agreement between the parties, the Buyer shall issue to each Seller, on the Closing Date, and the Sellers shall receive from the Buyer, 4,360,000 of LATI Shares free and clear of all Liens.

In addition, the Sellers shall be entitled to up to 4,200,000 additional shares of LATI common stock as follows:

a. 1,400,000 shares if the earnings of ADGI before interest, taxes, depreciation and amortization as calculated under generally accepted accounting procedures and including any payments to Chariot Design LLC (“EBITDA”) for the fiscal year ending December 31, 2004 equals or exceeds $450,000; or 700,000 shares if EBITDA for the fiscal year end December 31, 2004 equals or exceeds $350,000; or 350,000 shares if EBITDA for the fiscal year end December 31, 2004 equals or exceeds $250,000; or no shares if EBITDA is less than $250,000.

b. 1,400,000 shares if the EBITDA of ADGI for the fiscal year ending December 31, 2005 equals or exceeds $1,400,000; or 700,000 shares if EBITDA for the fiscal year end December 31, 2005 equals or exceeds $1,100,000; or 350,000 shares if EBITDA for the fiscal year end December 31, 2005 equals or exceeds $800,000; or no shares if EBITDA is less than $800,000.

c. 1,400,000 shares if the EBITDA of ADGI for the fiscal year ending December 31, 2006 equals or exceeds $900,000; or 700,000 shares if EBITDA for the fiscal year end December 31, 2006 equals or exceeds $700,000; or 350,000 shares if EBITDA for the fiscal year end December 31, 2006 equals or exceeds $450,000; or no shares if EBITDA is less than $450,000.

In each case the issuance of the additional shares referred to in subparagraphs 1-3 above assumes that the Sellers are in the employ of Buyer at the time of the fiscal year end described above and each or its affiliates have the relationships which they currently have with the Company at this time.

3.        Long Term Financing. Long term financing of $5,000,000 will be arranged for by Pacific Commercial Group (“Pacific”). In exchange for arranging for this long term financing, LATI shall issue to Pacific 1,000,000 shares of its common stock at Closing (the “Pacific Shares”). If Pacific is not able to deliver the long term financing as provided herein by September 30, 2003, the parties will be free to seek financing elsewhere without obligation to Pacific.

4.     Bridge Loan. LATI, in consideration of the receipt of the ADGI Shares and in reliance on the accuracy of the representations and warranties of the Sellers contained in a final integrated agreement between the parties, will arrange a convertible bridge loan to ADGI in the amount of $500,000. A convertible note agreement and promissory note (the "Note Agreement") will be executed and exchanged on or before September 17, 2003. The execution of the Note Agreement will be a condition to close the transactions described in the final integrated Agreement.
In the event that this convertible bridge loan is not made to ADGI by Wednesday September 17, 2003 at 5:00 pm Eastern Time, the final agreement and this memorandum of understanding will be considered null and void and the parties will be released from all obligations.

5.    Closing. Subject to the conditions set forth below, the purchase and sale of the Common Stock and the consummation of the other transactions referred to herein shall take place at the offices of Michael Cane, Esq., 2300 West Sahara, Suite 500, Las Vegas, Nevada 89102, on or before September 30, 2003, or at such other time and place as the Buyer and the Sellers mutually agree upon in writing (which time and place are designated as the "Closing" and the “Closing Date”). If the Closing does not occur prior to November 30, 2003, either party (provided such party did not breach any of its representations, undertakings or obligations hereunder) will be entitled to terminate the Agreement by providing the other parties written notice of such termination.

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6.    Representations, Warranties and Agreements of the Sellers.

The parties shall jointly agree to a series of representations and warranties respecting the final agreement between the parties.

7.                Conditions of Buyer's Obligations at Closing.

The parties shall jointly agree to a series of conditions and terms of closing respecting the final agreement between the parties, including the settlement of any debts to any affiliates of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE BUYER:
LEGAL ACCESS TECHNOLOGIES, INC.
By: /s/ Michael Cane
Name: Michael Cane
Title: President

SELLERS:

By: /s/ David A. Ruben
Name: David A. Ruben Title: Individually

AMERICAN DESIGN GROUP, INC.
By: /s/ David A. Ruben
Name: David A. Ruben Title: President and CEO

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ASIAN POWER TRADING LIMITED
By: /s/ Dickey Chan
Name: Dickey Chan Title: President